                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

      As of both December 31, 2005,  and the date of filing this Form 10-KSB the
Company had the following subsidiaries:

      o     Enclaves of Live Oak LLC, a Texas limited liability company

      o     Enclaves of Eagle Nest LLC, a Florida limited liability company

      o     Enclaves of Spring Magnolia LLC, a Texas limited liability company

      o     Enclaves  of  Spring  Magnolia  II LLC,  a Texas  limited  liability company

      o     Enclaves  of Grand  Oaks LLC,  a South  Carolina  limited  liability company

      Each of the  above  subsidiaries  as of  those  dates  was a  wholly-owned subsidiary  of  Enclaves  Group,  Inc.,  with the  Company as sole and  managing member.